Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-221312) pertaining to the 2001 Non-Qualified Stock Option Plan, 2001 Incentive and Non-Qualified Stock Option Plan, 2012 Incentive and Non-Qualified Stock Option Plan, and 2017 Equity Incentive Plan of Altair Engineering Inc.,
(2)
Registration Statement (Form S-8 No. 333-223833) pertaining to the 2017 Equity Incentive Plan of Altair Engineering Inc.,
(3)
Registration Statement (Form S-8 No. 333-230019) pertaining to the 2017 Equity Incentive Plan of Altair Engineering Inc.,
(4)
Registration Statement (Form S-8 No. 333-236814) pertaining to the 2017 Equity Incentive Plan of Altair Engineering Inc.,
(5)
Registration Statement (Form S-8 No. 333-255157) pertaining to the 2017 Equity Incentive Plan of Altair Engineering Inc.,
(6)
Registration Statement (Form S-8 No. 333-263122) pertaining to the 2017 Equity Incentive Plan of Altair Engineering Inc.,
(7)
Registration Statement (Form S-8 No. 333-255160) pertaining to the Altair Engineering Inc. 2021 Employee Stock Purchase Plan.,
(8)
Registration Statement (Form S-8 No. 333-277284) pertaining to the 2017 Equity Incentive Plan of Altair Engineering Inc., and
(9)
Registration Statement (Form S-3 No. 333-266587);

of our reports dated February 20, 2025, with respect to the consolidated financial statements of Altair Engineering Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Altair Engineering Inc. and subsidiaries included in this Annual Report (Form 10-K) of Altair Engineering Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Detroit, Michigan

February 20, 2025